UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013 (March 6, 2013)

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The 2013 Annual General Meeting of Shareholders of Tyco International Ltd. (the “Company”) was held on March 6, 2013 in Zürich, Switzerland.  At the meeting, the holders of 380,256,793 registered shares of the Company’s common stock were represented in person or by proxy, constituting a quorum.  At the meeting, shareholders voted on the following proposals and cast their votes as described below.  The proposals are described in detail in the Company’s definitive proxy statement dated January 22, 2013.  The vote results detailed below represent final results as certified by the Inspector of Elections.

Proposal No. 1 — Approval of the Annual Report and Financial Statements

Proposal No. 1 was a management proposal to approve the annual report, the parent company financial statements of Tyco International Ltd and the consolidated financial statements for the fiscal year ended September 28, 2012.  This proposal was approved by the requisite vote.

For	Against	Abstain
377,701,815	184,406	2,370,572

Proposal No. 2 — Discharge of the Board of Directors from Liability

Proposal No. 2 was a management proposal to discharge the Board of Directors from liability for the financial year ended September 28, 2012. This proposal was approved by the requisite vote.

For	Against	Abstain
373,354,021	5,585,536	1,317,236

Proposal No. 3 — Election of the Board of Directors

Proposal No. 3 was the election of the Board of Directors.  The following individuals were elected to serve on the Board of Directors for a one-year term.

Name	For	Withhold	Broker Non-Vote
Edward D. Breen	350,308,766	2,835,011	27,113,016
Michael E. Daniels	351,932,938	1,210,839	27,113,016
Frank M. Drendel	351,698,291	1,445,486	27,113,016
Brian Duperreault	351,760,740	1,383,037	27,113,016
Rajiv L. Gupta	329,040,502	24,103,275	27,113,016
John A. Krol	349,779,026	3,364,751	27,113,016
George R. Oliver	351,987,823	1,155,954	27,113,016
Brendan R. O’Neill	350,893,838	2,249,939	27,113,016
Sandra S. Wijnberg	330,124,480	23,019,297	27,113,016
R. David Yost	329,619,846	23,523,931	27,113,016

Proposal No. 4.a — Election of Statutory Auditors (Deloitte AG (Zürich))

Proposal No. 4.a was a management proposal to elect Deloitte AG (Zürich) as statutory auditors until the next annual general meeting.  This proposal was approved by the requisite vote.

For	Against	Abstain
378,570,103	1,183,065	503,625

Proposal No. 4.b — Ratification of Independent Registered Public Accounting Firm (Deloitte & Touche LLP)

Proposal No. 4.b was a management proposal to ratify Deloitte & Touche LLP as the independent registered public accounting firm for purposes of United States securities law reporting for the year ending September 27, 2013. This proposal was approved by the requisite vote.

For	Against	Abstain
377,530,077	2,227,321	499,395

Proposal No. 4.c — Election of Special Auditors (PricewaterhouseCoopers AG (Zürich))

Proposal No. 4.c was a management proposal to elect PricewaterhouseCoopers AG (Zürich) as special auditors until the next annual general meeting. This proposal was approved by the requisite vote.

For	Against	Abstain
378,541,858	1,207,362	507,573

Proposal No. 5.a — Allocation of Fiscal Year 2012 Results

Proposal No. 5.a was a management proposal to allocate the Company’s income for 2012 on its stand-alone Swiss statutory financial statements to reduce the accumulated deficit.  This proposal was approved by the requisite vote.

For	Against	Abstain
379,194,915	283,982	777,896

Proposal No. 5.b — Payment of an Ordinary Cash Dividend

Proposal No. 5.b was a management proposal to pay an ordinary cash dividend of $0.64 per share out of the Company’s “contributed surplus” equity position in four quarterly installments of $0.16 each. This proposal was approved by the requisite vote.

For	Against	Abstain
379,525,868	148,940	581,985

Proposal No. 6 — Advisory (Consultative) Vote on Executive Compensation

Proposal No. 6 was a management proposal to hold a non-binding advisory (or consultative) vote on the compensation of the Company’s executives, as described in the section of the Proxy Statement entitled “Executive Compensation Report.”  This proposal was approved by the requisite vote.

For	Against	Abstain	Broker Non-Vote
238,639,248	109,727,791	4,776,738	27,113,016

Proposal No. 7 — Renewal of Authorized Share Capital.

Proposal No. 7 was a management proposal to renew the Company’s authorized share capital for an additional two years and amend the corresponding provisions of the Company’s Articles of Association.  This proposal was approved by the requisite vote

For	Against	Abstain
372,965,907	6,069,653	1,221,233

Proposal No. 8 — Reduction of Registered Share Capital.

Proposal No. 8 was a management proposal to reduce the Company’s registered share capital from CHF 6.70 per share to CHF 0.50 per share and amend the corresponding provisions of the Company’s Articles of Association.  This proposal was approved by the requisite vote

For	Against	Abstain
378,834,545	583,725	838,523

The amendments to the Company’s Articles of Association approved in Proposals 7 and 8 will be accomplished when the notice periods required by Article 733 of the Swiss Code of Obligations have expired, which is expected to occur in May 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

		By:	/s/ Judith Reinsdorf
Judith Reinsdorf
Executive Vice-President and General Counsel

Date:	March 8, 2013